Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-160743) pertaining to the Walter Investment Management Corp. 1999 Equity Incentive Plan (As Amended) and the Walter Investment Management Corp. 2009 Long-Term Incentive Award Plan,

(2)	Registration Statement (Form S-8 No. 333-192033) pertaining to the Walter Investment Management Corp. 2011 Omnibus Incentive Plan and

(3)	Registration Statement (Form S-3 No. 333-179013) of Walter Investment Management Corp. and in the related Prospectus of our report dated February 27, 2014 (except for Note 29, as to which the date is October 14, 2014), with respect to the consolidated financial statements and schedule included in this Current Report (Form 8-K) in connection with Walter Investment Management Corp.’s anticipated filing of a universal shelf registration statement on Form S-3.

/s/ Ernst & Young LLP

Tampa, Florida

December 18, 2014